EXHIBIT 32.1

Section 1350 Certifications

In connection with the Quarterly Report on Form 10-Q of Actuate Corporation (the “Company”) for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 09, 2004

/s/ Peter I. Cittadini
Peter I. Cittadini
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Senior Vice President, Finance and Administration and
Chief Financial Officer
(Principal Financial and Accounting Officer)